UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 19, 2012

Alliance Bancorp, Inc. of Pennsylvania

(Exact name of registrant as specified in its charter)

United States	000-54246	56-2637804
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

541 Lawrence Road, Broomall, Pennsylvania	19008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 353-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)          On September 19, 2012, Alliance Bank (the “Bank”), the wholly owned subsidiary of Alliance Bancorp, Inc. of Pennsylvania (the “Company or the “Registrant”), entered into amended and restated employment agreements with Dennis D. Cirucci, President and Chief Executive Officer of the Company and the Bank, Peter J. Meier, Executive Vice President and Chief Financial Officer of the Company and the Bank, and Suzanne J. Ricci, Senior Vice President and Chief Technology Officer of the Company and the Bank. In addition, on September 19, 2012, the Bank entered into an employment agreement with William T. McGrath, Senior Vice President and Chief Lending Officer of the Company and the Bank (the amended and restated employment agreements between the Bank and Messrs. Cirucci and Meier and Ms. Ricci and the employment agreement between the Bank and Mr. McGrath are collectively referred to herein as the “Employment Agreements”).

The Employment Agreement with Mr. Cirucci has a term of three years and the Employment Agreements for Messrs. Meier and McGrath and Ms. Ricci have a term of two years. The terms are extended annually unless either the Bank or the executive gives notice at least 60 days prior to the annual anniversary date that the Employment Agreement shall not be extended. Under the terms of the Employment Agreements, the executives receive an initial annual base salary which is reviewed from time to time by the board of directors of the Bank. The Employment Agreements provide for a minimum annual salary of $300,000, $191,000, $172,000 and $155,000 for Messrs. Cirucci, Meier and McGrath and Ms. Ricci, respectively. The executives are entitled to participate in the Bank's benefit plans and programs and receive reimbursement for reasonable business expenses. Each of the Employment Agreements is terminable with or without cause by the Bank. The executives have no right to compensation or other benefits pursuant to the Employment Agreements for any period after voluntary termination by the executive or termination by the Bank for cause, as defined in the agreement. In the event of the executive’s termination due to retirement or disability, the Bank will continue to provide life, medical, dental and disability coverage for the remaining term of the Employment Agreement. In the event of the executive’s death during the term of the agreement, the Bank will continue to provide medical and dental coverage to the executive's surviving spouse until age 65. In each case, if the insurance coverage either cannot be provided or would trigger the payment of certain excise taxes, then the Bank shall pay a lump sum cash equivalency amount to the executive.

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In the event that outside of a change in control, as defined in the Employment Agreements, (1) the executive terminates his or her employment as a result of certain adverse actions taken by the Bank or (2) the executive’s employment is terminated by the Bank other than for cause, disability, retirement or death, Mr. Cirucci will be entitled to a lump sum cash severance payment equal to three times (two times in the case of Mr. Meier and one times in the case of Mr. McGrath and Ms. Ricci) his average annual compensation, as defined in the agreement. In addition, the executive would be entitled to receive continued coverage under all life, medical, disability and other group insurance plans offered by the Bank until the earlier of the expiration of the remaining term of the Employment Agreement or subsequent full-time employment in the case of Messrs. Cirucci and Meier (or until the earlier of one year from the date of termination or subsequent full-time employment in the case of Ms. Ricci and Mr. McGrath), provided that in each case a lump cash equivalency amount will be paid to the executive if such coverage either cannot be provided or would trigger the payment of certain excise taxes. Each executive would also be entitled to receive a lump sum cash payment equal to the projected cost of providing benefits under certain other benefit plans to the executive for the remaining term of the Employment Agreement.

Messrs. Cirucci and Meier will be entitled to the same payments and benefits set forth above if their employment is terminated in connection with or following a change in control either by the Bank for other than cause, disability, retirement or death or by the executive as a result of certain adverse actions taken by the Bank. If the employment of Ms. Ricci or Mr. McGrath is terminated in connection with or within 24 months following a change in control for any of the reasons set forth in the preceding sentence, then such executive will be entitled to the following: a lump sum cash severance payment equal to two times his or her average annual compensation, as defined, (2) continued insurance coverage until the earlier of two years from the date of termination or subsequent full-time employment, with a lump sum cash equivalency amount to be paid if such coverage either cannot be provided or would trigger the payment of certain excise taxes, and (3) a lump sum cash payment equal to the projected cost of providing benefits under certain other benefit plans to the executive for the remaining term of the Employment Agreement.

A change in control is defined in the Employment Agreements to mean a change in the ownership of the Company or the Bank, a change in the effective control of the Company or the Bank or a change in the ownership of a substantial portion of the assets of the Company or the Bank, in each case as provided under Section 409A of the Internal Revenue Code and the regulations thereunder.

The Employment Agreements with Messrs. Cirucci and Meier provide that if any of the payments or benefits to be provided thereunder or otherwise upon termination of employment are deemed to constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, which would cause the executive to incur an excise tax under Section 4999 of the Internal Revenue Code, then the Bank shall pay the executive an amount such that after payment of all federal, state and local income tax and any additional excise tax, the executive will be fully reimbursed for the amount of such excise tax. The Employment Agreements with Mr. McGrath and Ms. Ricci provide that if any of the payments or benefits to be provided thereunder or otherwise upon termination of employment are deemed to constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then the payments and benefits shall be reduced by the minimum amount necessary so that no excise taxes are triggered under Section 4999 of the Internal Revenue Code.

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The Employment Agreements also provide that during the term of the agreement and for the 12-month (24-month in the case of Mr. Cirucci) period immediately following termination, the executive will not (i) solicit or induce, or cause others to solicit or induce, any employee of the Bank or any of its affiliates or subsidiaries to leave the employment of such entities, or (iii) solicit any customer of the Bank or any of its affiliates or subsidiaries to transact business with any corporation, partnership or other entity which is engaged in any line of business conducted by the Bank or any of its affiliates or subsidiaries during such period, including but not limited to entities which lend money and take deposits, or to reduce or refrain from doing any business with the Bank or its affiliates or subsidiaries, or interfere with or damage any relationship between the Bank or its affiliates or subsidiaries and any such customers.

For additional information, reference is made to the Employment Agreements included as Exhibits 10.1 through 10.4 hereto, which are incorporated herein by reference

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Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between Alliance Bank and Dennis D. Cirucci, dated as of September 19, 2012

10.2	Amended and Restated Employment Agreement between Alliance Bank and Peter J. Meier, dated as of September 19, 2012

10.3	Amended and Restated Employment Agreement between Alliance Bank and Suzanne J. Ricci, dated as of September 19, 2012

10.4	Employment Agreement between Alliance Bank and William T. McGrath, dated as of September 19, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE BANCORP, INC. OF PENNSYLVANIA

Date: September 21, 2012	By:	/s/Peter J. Meier
Peter J. Meier
Executive Vice President and
Chief Financial Officer

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